Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FIRST QUARTER 2019

EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

ONE SOUTH MARKET
312 APARTMENT HOMES
SAN JOSE, CA

INVESTOR RELATIONS
Rylan Burns
Director of Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403
(650) 655-7800

Essex Announces First Quarter 2019 Results

San Mateo, California—April 24, 2019—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2019 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended March 31, 2019 are detailed below.

	Three Months Ended March 31,		% Change
	2019	2018
Per Diluted Share
Net Income	$1.81	$1.38	31.2%
Total FFO	$3.34	$3.35	-0.3%
Core FFO	$3.23	$3.09	4.5%

First Quarter 2019 Highlights:

•
Reported Net Income per diluted share for the first quarter of 2019 of $1.81, compared to $1.38 in the first quarter of 2018.  The increase is largely attributable to a gain on remeasurement of co-investments in the first quarter of 2019.

•	Grew Core FFO per diluted share by 4.5% compared to the first quarter of 2018.

•	Achieved same-property gross revenue and net operating income (“NOI”) growth of 3.1% and 2.8%, respectively, compared to the first quarter of 2018.

•	Increased the dividend by 4.8% to an annual distribution of $7.80 per common share, our 25th consecutive annual increase.

•	Revised full-year Net Income per diluted share guidance range to $5.49 to $5.83. Provided Net Income guidance range for the second quarter of $1.18 to $1.28 per diluted share.

•
Revised full-year Total FFO per diluted share guidance range to $13.01 to $13.35, raising the midpoint by $0.16 per share. Provided Total FFO guidance range for the second quarter of $3.18 to $3.28 per diluted share.

•
Increased full-year Core FFO per diluted share guidance by $0.05 per share at the midpoint to a range of $12.90 to $13.25. Provided Core FFO guidance range for the second quarter of $3.17 to $3.27 per diluted share.

•	Reaffirmed full-year guidance for same-property revenues, expenses, and NOI growth.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased with our first quarter results as operating fundamentals in our West Coast markets continue to be healthy, resulting in Core FFO exceeding guidance.  Our Northern California and Seattle regions continue to lead the portfolio with solid demand, led by the technology sector, which is driving above-average job and wage growth relative to the U.S.  Our results in Southern California continue to be strong, even though job growth underperformed our expectations. Overall, we remain on-track to achieve rent growth of approximately 3% in our markets for the full-year 2019,” commented Michael Schall, President and CEO of the Company.

 Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018, and the sequential percentage change for the quarter ended March 31, 2019 compared to the quarter ended December 31, 2018, by submarket for the Company:

	Q1 2019 vs. Q1 2018	Q1 2019 vs. Q4 2018	% of Total
	Gross Revenues	Gross Revenues	Q1 2019 Revenues
Southern California
Los Angeles County	3.7%	1.1%	19.1%
Orange County	2.0%	0.2%	10.9%
San Diego County	2.9%	0.5%	8.5%
Ventura County and Other	3.2%	1.3%	4.8%
Total Southern California	3.0%	0.8%	43.3%
Northern California
Santa Clara County	3.8%	1.3%	18.8%
Alameda County	2.6%	0.7%	6.9%
San Mateo County	4.5%	1.8%	5.0%
Contra Costa County	1.7%	0.8%	4.8%
San Francisco	3.1%	0.9%	3.3%
Total Northern California	3.4%	1.2%	38.8%
Seattle Metro	2.6%	0.8%	17.9%
Same-Property Portfolio	3.1%	0.9%	100.0%

	Year-Over-Year Growth
	Q1 2019 compared to Q1 2018
	Gross Revenues	Operating Expenses	NOI
Southern California	3.0%	3.0%	3.1%
Northern California	3.4%	0.9%	4.2%
Seattle Metro	2.6%	12.2%	-1.2%
Same-Property Portfolio	3.1%	3.9%	2.8%

	Sequential Growth
	Q1 2019 compared to Q4 2018
	Gross Revenues	Operating Expenses	NOI
Southern California	0.8%	-0.2%	1.1%
Northern California	1.2%	-2.5%	2.5%
Seattle Metro	0.8%	4.4%	-0.8%
Same-Property Portfolio	0.9%	-0.2%	1.3%

	Financial Occupancies
	Quarter Ended
	3/31/2019	12/31/2018	3/31/2018
Southern California	96.8%	96.7%	96.9%
Northern California	97.1%	96.9%	97.4%
Seattle Metro	96.9%	96.7%	96.9%
Same-Property Portfolio	96.9%	96.8%	97.1%

Investment Activity

Real Estate

In March 2019, the Company purchased its joint venture partner’s 45.0% interest in One South Market, a 312 unit apartment community located in San Jose, CA for a pro rata contract price of $80.6 million. Concurrent with the closing of the acquisition, $86.0 million in mortgage debt was repaid. As a result of this acquisition, the Company realized a gain on remeasurement of co-investment of $31.5 million, which has been excluded from Total and Core FFO. Furthermore, the company recognized $0.8 million in promote income, which has been excluded from the calculation of Core FFO.

Preferred Equity

In February 2019, the Company originated a $24.5 million preferred equity investment in a multifamily development, located in Mountain View, CA. The investment has an initial preferred return of 11.0% and matures in 2024.

In February 2019, the Company received cash of $10.9 million from the redemption of a preferred equity investment in a property located in San Jose, CA. The Company recorded $0.1 million of income from prepayment penalties as a result of the early redemption, which has been excluded from Core FFO.

In March 2019, the Company originated a $36.0 million preferred equity investment in a multifamily development, located in Irvine, CA. The initial funding for this investment is expected to occur at the beginning of the third quarter of 2019 and be fully funded by the end of September. The investment has an initial preferred return of 10.2% and matures in 2022.

Subsequent to quarter end, the Company received $16.3 million from the redemption of a preferred equity investment in a property located in Orange County, CA.

Liquidity and Balance Sheet

Common Stock

In January 2019, the Company repurchased 234,061 shares of its common stock totaling $57.0 million, including commissions, at an average price of $243.48 per share. In February 2019, Essex’s Board of Directors approved the replenishment of the stock repurchase plan, increasing the repurchase authority to $250.0 million.  As of March 31, 2019, the Company had $250.0 million of purchase authority remaining under the stock repurchase plan.

The Company did not issue any shares of common stock through its equity distribution program in the first quarter of 2019.

Balance Sheet

During the first quarter of 2019, the Company issued $500.0 million of 10-year senior unsecured notes due in 2029 at an interest rate per annum of 4.0% and an effective yield of 4.0%.  The proceeds were used to repay $441.4 million of secured debt during the quarter with a cash rate of 5.3% and an effective rate of 4.0%.

As of April 22, 2019, the Company had $1.1 billion in undrawn capacity on its unsecured credit facilities.

Guidance

For the first quarter of 2019, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2018 earnings release for Core FFO by $0.04 per share.

The following table provides a reconciliation of first quarter 2019 Core FFO per share to the midpoint of the guidance provided in the fourth quarter 2018 earnings release, which was dated January 30, 2019.

Per Diluted Share
Projected midpoint of Core FFO per share for Q1 2019	$3.19
NOI from consolidated communities	0.04
FFO from Co-Investments	0.02
G&A and other	(0.02)
Core FFO per share for Q1 2019 reported	$3.23

The table below provides key changes to the 2019 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2019 assumptions, please see page S-14 of the accompanying supplemental financial information. For the second quarter of 2019, the Company has established a range for Core FFO per diluted share of $3.17 to $3.27.

2019 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Per Diluted Share
Net Income	$4.81 - $5.21	$5.01	$5.49 - $5.83	$5.66
Total FFO	$12.82 - $13.22	$13.02	$13.01 - $13.35	$13.18
Core FFO	$12.83 - $13.23	$13.03	$12.90 - $13.25	$13.08
Same-Property Growth
Gross Revenues	2.5% to 3.5%	3.0%	2.5% to 3.5%	3.0%
Operating Expenses	2.5% to 3.5%	3.0%	2.5% to 3.5%	3.0%
NOI	2.1% to 3.9%	3.0%	2.1% to 3.9%	3.0%

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Forum in New York from June 4 - 6, 2019. The Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on June 4, 2019 at 3 p.m. ET. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, April 25, 2019 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2019 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13688957. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 245 apartment communities comprising approximately 60,000 apartment homes with an additional 6 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months ended March 31, 2019 and 2018 (in thousands, except for share and per share amounts):

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders	2019	2018
Net income available to common stockholders	$118,858	$90,918
Adjustments:
Depreciation and amortization	120,568	119,105
Gains not included in FFO	(31,535)	-
Depreciation and amortization add back from unconsolidated co-investments	15,190	15,859
Noncontrolling interest related to Operating Partnership units	4,171	3,132
Depreciation attributable to third party ownership and other	(230)	(232)
Funds from Operations attributable to common stockholders and unitholders	$227,022	$228,782
FFO per share – diluted	$3.34	$3.35
Expensed acquisition and investment related costs	$32	$57
Loss (gain) on sale of marketable securities	58	(680)
Unrealized (gains) losses on marketable securities	(4,510)	876
Unrealized gain on unconsolidated co-investments	(314)	-
Interest rate hedge ineffectiveness (1)	181	56
Gain on early retirement of debt, net	(1,336)	-
Co-investment promote income	(809)	(20,541)
Income from early redemption of preferred equity investments	(100)	(24)
General and administrative and other, net	-	2,433
Insurance reimbursements and legal settlements, net	(210)	-
Core Funds from Operations attributable to common stockholders and unitholders	$220,014	$210,959
Core FFO per share – diluted	$3.23	$3.09
Weighted average number of shares outstanding diluted (2)	68,048,908	68,318,012

(1)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2019	2018
Earnings from operations	$115,695	$110,547
Adjustments:
Corporate-level property management expenses	8,153	7,770
Depreciation and amortization	120,568	119,105
Management and other fees from affiliates	(2,335)	(2,308)
General and administrative	13,459	14,813
Expensed acquisition and investment related costs	32	57
NOI	255,572	249,984
Less: Non-same property NOI	(12,738)	(13,662)
Same-Property NOI	$242,834	$236,322

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; and those risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Director of Investor Relations
(650) 655-7800
rburns@essex.com

Q1 2019 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – March 31, 2019	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – March 31, 2019	S-6
Portfolio Summary by County – March 31, 2019	S-7
Operating Income by Quarter – March 31, 2019	S-8
Same-Property Revenue Results by County – Quarters ended March 31, 2019 and 2018, and December 31, 2018	S-9
Same-Property Operating Expenses – Quarters ended March 31, 2019 and 2018	S-10
Development Pipeline – March 31, 2019	S-11
Redevelopment Pipeline – March 31, 2019	S-12
Capital Expenditures – March 31, 2019	S-12.1
Co-investments and Preferred Equity Investments – March 31, 2019	S-13
Assumptions for 2019 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2019 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
Slower Pace of Residential Permitting Suggests Gradual Moderation in Supply Deliveries	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended March 31,
	2019	2018

Revenues:
Rental and other property	$353,888	$344,947
Management and other fees from affiliates	2,335	2,308
	356,223	347,255

Expenses:
Property operating	98,316	94,963
Corporate-level property management expenses	8,153	7,770
Depreciation and amortization	120,568	119,105
General and administrative	13,459	14,813
Expensed acquisition and investment related costs	32	57
	240,528	236,708
Earnings from operations	115,695	110,547
Interest expense, net (1)	(51,598)	(52,591)
Interest and other income	12,261	5,909
Equity income from co-investments	16,276	32,774
Gain on early retirement of debt, net	1,336	-
Gain on remeasurement of co-investment	31,535	-
Net income	125,505	96,639
Net income attributable to noncontrolling interest	(6,647)	(5,721)
Net income available to common stockholders	$118,858	$90,918

Net income per share - basic	$1.81	$1.38

Shares used in income per share - basic	65,702,788	66,044,022

Net income per share - diluted	$1.81	$1.38

Shares used in income per share - diluted	65,783,869	66,082,517

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended March 31,
(Dollars in thousands)	2019	2018

Rental and other property (1)
Rental income	$347,805	$339,015
Other property	6,083	5,932
Rental and other property	$353,888	$344,947

Property operating expenses
Real estate taxes	$39,418	$37,713
Administrative	21,386	20,877
Maintenance and repairs	19,666	19,448
Utilities	17,846	16,925
Property operating expenses	$98,316	$94,963

Interest and other income
Marketable securities and other income	$7,599	$6,105
(Loss) gain on sale of marketable securities	(58)	680
Unrealized gains (losses) on marketable securities	4,510	(876)
Insurance reimbursements and legal settlements, net	210	-
Interest and other income	$12,261	$5,909

Equity income from co-investments
Equity income from co-investments	$4,985	$4,289
Income from preferred equity investments	10,068	7,920
Unrealized gain on unconsolidated co-investments	314	-
Co-investment promote income	809	20,541
Income from early redemption of preferred equity investments	100	24
Equity income from co-investments	$16,276	$32,774

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$4,171	$3,132
DownREIT limited partners' distributions	1,564	1,590
Third-party ownership interest	912	999
Noncontrolling interest	$6,647	$5,721

(1)
On January 1, 2019, the Company adopted ASU No. 2016-02 “Leases.” As a result of this adoption certain amounts previously classified as other property revenue have been reclassified to rental income. Prior period amounts have been adjusted to conform to the current period’s presentation.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended March 31,
	2019	2018	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$118,858	$90,918
Adjustments:
Depreciation and amortization	120,568	119,105
Gains not included in FFO	(31,535)	-
Depreciation and amortization from unconsolidated co-investments	15,190	15,859
Noncontrolling interest related to Operating Partnership units	4,171	3,132
Depreciation attributable to third party ownership and other (2)	(230)	(232)
Funds from operations attributable to common stockholders and unitholders	$227,022	$228,782
FFO per share-diluted	$3.34	$3.35	-0.3%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$32	$57
Loss (gain) on sale of marketable securities	58	(680)
Unrealized (gains) losses on marketable securities	(4,510)	876
Unrealized gain on unconsolidated co-investments	(314)	-
Interest rate hedge ineffectiveness (3)	181	56
Gain on early retirement of debt, net	(1,336)	-
Co-investment promote income	(809)	(20,541)
Income from early redemption of preferred equity investments	(100)	(24)
General and administrative and other, net	-	2,433
Insurance reimbursements and legal settlements, net	(210)	-
Core funds from operations attributable to common stockholders and unitholders	$220,014	$210,959
Core FFO per share-diluted	$3.23	$3.09	4.5%

Changes in core items:
Same-property NOI	$6,512
Non-same property NOI	(924)
Management and other fees, net	27
FFO from co-investments	2,175
Interest and other income	1,494
Interest expense	1,118
General and administrative	(1,079)
Corporate-level property management expenses	(383)
Other items, net	115
	$9,055

Weighted average number of shares outstanding diluted (4)	68,048,908	68,318,012

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") for additional information on the Company's definition and use of FFO and Core FFO.
(2)	The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three months ended March 31, 2019 was $1.3 million.
(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(4)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets (Dollars in thousands)	March 31, 2019	December 31, 2018

Real Estate:
Land and land improvements	$2,727,878	$2,701,356
Buildings and improvements	10,844,322	10,664,745
	13,572,200	13,366,101
Less: accumulated depreciation	(3,329,743)	(3,209,548)
	10,242,457	10,156,553
Real estate under development	497,794	454,629
Co-investments	1,307,561	1,300,140
	12,047,812	11,911,322
Cash and cash equivalents, including restricted cash	124,126	151,395
Marketable securities	211,030	209,545
Notes and other receivables	71,154	71,895
Operating lease right-of-use assets	76,996	-
Prepaid expenses and other assets	46,883	39,439
Total assets	$12,578,001	$12,383,596

Unsecured debt, net	$4,293,973	$3,799,316
Mortgage notes payable, net	1,441,828	1,806,626
Lines of credit	-	-
Operating lease liabilities	79,010	-
Other liabilities	408,826	348,335
Total liabilities	6,223,637	5,954,277
Redeemable noncontrolling interest	37,169	35,475
Equity:
Common stock	7	7
Additional paid-in capital	7,028,154	7,093,079
Distributions in excess of accumulated earnings	(822,087)	(812,796)
Accumulated other comprehensive loss, net	(14,817)	(13,217)
Total stockholders' equity	6,191,257	6,267,073
Noncontrolling interest	125,938	126,771
Total equity	6,317,195	6,393,844
Total liabilities and equity	$12,578,001	$12,383,596

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - March 31, 2019
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$275,000	4.5%	1.8	2019	$75,000	$154,732	$229,732	5.0%	4.0%
Bonds public - fixed rate	3,700,000	3.9%	7.8	2020	-	693,723	693,723	5.0%	12.1%
Term loan (1)	350,000	3.0%	2.9	2021	500,000	43,604	543,604	4.5%	9.4%
Unamortized net discounts and debt issuance costs	(31,027)	-	-	2022	650,000	41,178	691,178	3.4%	12.0%
	4,293,973	3.9%	7.0	2023	600,000	852	600,852	3.7%	10.4%
Mortgage Notes Payable, net				2024	400,000	932	400,932	4.0%	7.0%
Fixed rate - secured	1,165,489	4.8%	2.7	2025	500,000	14,619	514,619	3.6%	8.9%
Variable rate - secured (2)	269,480	2.5%	17.4	2026	450,000	99,405	549,405	3.5%	9.5%
Unamortized premiums and debt issuance costs, net	6,859	-	-	2027	350,000	153,955	503,955	3.6%	8.8%
Total mortgage notes payable	1,441,828	4.4%	5.5	2028	-	68,332	68,332	4.1%	1.2%
				2029	500,000	31,156	531,156	4.0%	9.2%
Unsecured Lines of Credit				Thereafter	300,000	132,481	432,481	3.9%	7.5%
Line of credit (3)	-	3.2%		Subtotal	4,325,000	1,434,969	5,759,969	4.0%	100.0%
Line of credit (4)	-	3.2%		Debt Issuance Costs	(21,978)	(3,739)	(25,717)	NA	NA
Total lines of credit	-	3.2%		(Discounts)/Premiums	(9,049)	10,598	1,549	NA	NA
				Total	$4,293,973	$1,441,828	$5,735,801	4.0%	100.0%
Total debt, net	$5,735,801	4.0%

Capitalized interest for the three months ended March 31, 2019 was approximately $5.9 million.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$269.5 million of variable rate debt is tax exempt to the note holders. $9.9 million is subject to interest rate cap protection agreements.
(3)
As of March 31, 2019, this unsecured line of credit facility had a capacity of $1.2 billion, with a scheduled maturity date in December 2022 with one 18-month extension, exercisable at the Company's option. The underlying interest rate on this line was based on a tiered rate structure tied to the Company's corporate ratings and was LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million and is scheduled to mature in February 2021. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2019
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,735,801
				Adjusted Debt to Adjusted Total Assets:	36%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,716
Limited partnership units (1)			2,259
Options-treasury method			104	Secured Debt to Adjusted Total Assets:	9%	< 40%
Total shares of common stock and potentially dilutive securities			68,079

Common stock price per share as of March 31, 2019			$289.24
				Interest Coverage:	442%	> 150%
Total equity capitalization			$19,691,170

Total market capitalization			$25,426,971	Unsecured Debt Ratio (2):	273%	> 150%

Ratio of debt to total market capitalization			22.6%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.5
Fitch	BBB+	Positive
Moody's	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	78%
Standard & Poor's	BBB+	Stable

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(1) Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of March 31, 2019

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (3)	Apartment Homes in Development (4)	Total	Consolidated	Unconsolidated Co-investments (5)	Total (6)	Consolidated	Unconsolidated Co-investments (5)	Total (6)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,424	$2,114	$2,399	18.9%	13.1%	18.3%
Orange County	5,553	1,149	-	6,702	2,189	1,906	2,162	10.5%	9.1%	10.4%
San Diego County	4,824	616	-	5,440	1,941	1,814	1,934	8.2%	4.5%	7.9%
Ventura County and Other	3,200	693	-	3,893	1,793	2,157	1,831	5.5%	6.8%	5.5%
Total Southern California	22,674	4,021	200	26,895	2,175	2,019	2,162	43.1%	33.5%	42.1%

Northern California
Santa Clara County (7)	7,931	2,006	745	10,682	2,781	2,862	2,791	19.9%	23.9%	20.2%
Alameda County	2,954	1,983	-	4,937	2,558	2,362	2,506	6.7%	20.1%	8.0%
San Mateo County	1,951	197	371	2,519	3,001	2,982	2,999	5.3%	2.5%	5.1%
Contra Costa County	2,270	49	-	2,319	2,327	4,684	2,352	4.8%	0.7%	4.4%
San Francisco	1,343	463	545	2,351	3,164	3,301	3,186	3.6%	6.3%	3.9%
Total Northern California	16,449	4,698	1,661	22,808	2,736	2,717	2,733	40.3%	53.5%	41.6%

Seattle Metro	10,238	1,582	-	11,820	1,847	1,834	1,846	16.6%	13.0%	16.3%

Total	49,361	10,301	1,861	61,523	$2,294	$2,312	$2,296	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Actual NOI for the quarter ended March 31, 2019. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes all apartment communities with rents.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company's pro rata share.
(6)	At Company's pro rata share.
(7)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q1 '19	Q4 '18	Q3 '18	Q2 '18	Q1 '18

Rental and other property revenues:
Same-property	47,902	$337,352	$334,298	$331,695	$328,602	$327,267
Acquisitions (2)	478	2,271	259	-	-	-
Development (3)	121	1,133	1,153	1,091	450	19
Redevelopment	621	5,212	5,160	5,125	5,036	5,024
Non-residential/other, net (4)	239	7,920	9,917	10,699	12,438	12,637
Total rental and other property revenues	49,361	353,888	350,787	348,610	346,526	344,947

Property operating expenses:
Same-property		94,518	94,681	93,702	90,041	90,945
Acquisitions (2)		796	77	-	-	-
Development (3)		525	535	638	498	64
Redevelopment		1,654	1,569	1,647	1,468	1,469
Non-residential/other, net (4) (5)		823	1,588	1,788	2,139	2,485
Total property operating expenses		98,316	98,450	97,775	94,146	94,963

Net operating income (NOI):
Same-property		242,834	239,617	237,993	238,561	236,322
Acquisitions (2)		1,475	182	-	-	-
Development (3)		608	618	453	(48)	(45)
Redevelopment		3,558	3,591	3,478	3,568	3,555
Non-residential/other, net (4)		7,097	8,329	8,911	10,299	10,152
Total NOI		$255,572	$252,337	$250,835	$252,380	$249,984

Same-property metrics
Operating margin		72%	72%	72%	73%	72%
Annualized turnover (6)		41%	41%	56%	52%	40%
Financial occupancy (7)		96.9%	96.8%	96.4%	96.7%	97.1%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2018.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2018.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total potential rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - First Quarter 2019 vs. First Quarter 2018 and Fourth Quarter 2018
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q1 '19 % of Actual NOI	Q1 '19	Q1 '18	% Change	Q1 '19	Q1 '18	% Change	Q1 '19	Q1 '18	% Change	Q4 '18	% Change

Southern California
Los Angeles County	8,641	18.5%	$2,433	$2,355	3.3%	96.7%	96.7%	0.0%	$64,373	$62,080	3.7%	$63,700	1.1%
Orange County	5,553	10.8%	2,189	2,131	2.7%	96.7%	96.8%	-0.1%	36,783	36,074	2.0%	36,705	0.2%
San Diego County	4,824	8.4%	1,941	1,875	3.5%	96.6%	97.0%	-0.4%	28,724	27,921	2.9%	28,585	0.5%
Ventura County and Other	2,961	5.2%	1,763	1,696	4.0%	97.3%	97.7%	-0.4%	16,342	15,842	3.2%	16,131	1.3%
Total Southern California	21,979	42.9%	2,173	2,104	3.3%	96.8%	96.9%	-0.1%	146,222	141,917	3.0%	145,121	0.8%

Northern California
Santa Clara County (1)	7,453	19.8%	2,775	2,669	4.0%	97.3%	97.5%	-0.2%	63,417	61,092	3.8%	62,593	1.3%
Alameda County	2,954	6.9%	2,558	2,489	2.8%	96.7%	97.1%	-0.4%	23,240	22,649	2.6%	23,084	0.7%
San Mateo County	1,830	5.2%	2,967	2,838	4.5%	97.5%	97.7%	-0.2%	16,891	16,158	4.5%	16,597	1.8%
Contra Costa County	2,270	5.0%	2,327	2,279	2.1%	97.3%	97.8%	-0.5%	16,349	16,072	1.7%	16,225	0.8%
San Francisco	1,178	3.1%	3,048	2,953	3.2%	96.1%	96.2%	-0.1%	10,993	10,666	3.1%	10,895	0.9%
Total Northern California	15,685	40.0%	2,712	2,620	3.5%	97.1%	97.4%	-0.3%	130,890	126,637	3.4%	129,394	1.2%

Seattle Metro	10,238	17.1%	1,847	1,800	2.6%	96.9%	96.9%	0.0%	60,240	58,713	2.6%	59,785	0.8%

Total Same-Property	47,902	100.0%	$2,280	$2,208	3.3%	96.9%	97.1%	-0.2%	$337,352	$327,267	3.1%	$334,300	0.9%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date as of March 31, 2019 and 2018
(Dollars in thousands)

	Based on 47,902 apartment homes

	Q1 '19	Q1 '18	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$37,337	$35,333	5.7%	39.5%
Maintenance and repairs	18,737	18,580	0.8%	19.8%
Administrative	18,279	17,968	1.7%	19.3%
Utilities	17,038	15,942	6.9%	18.0%
Insurance	3,127	3,122	0.2%	3.4%
Total same-property operating expenses	$94,518	$90,945	3.9%	100.0%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - March 31, 2019
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase II (5)	San Mateo, CA	100%	199	-	$120	$21	$141	$141	$709	0%	0%	Q2 2017	Q2 2019	Q4 2019
Station Park Green - Phase III (5)	San Mateo, CA	100%	172	-	94	30	124	124	721	0%	0%	Q3 2017	Q3 2019	Q1 2020
Mylo (6)(7)	Santa Clara, CA	100%	476	-	174	52	226	226	475	0%	0%	Q3 2016	Q2 2019	Q2 2020
Essex Hollywood (8)	Hollywood, CA	100%	200	4,700	48	57	105	105	500	0%	0%	Q4 2017	Q1 2020	Q3 2020
Total Development Projects - Consolidated			1,047	4,700	436	160	596	596	564

Land Held for Future Development - Consolidated
Other Projects (5)(8)	Various	100%			73	-	73	73
Total Development Pipeline - Consolidated			1,047	4,700	509	160	669	669

Development Projects - Joint Venture (4)
Ohlone	San Jose, CA	50%	269	-	79	57	136	68	506	0%	0%	Q3 2017	Q4 2019	Q3 2020
500 Folsom (9)	San Francisco, CA	50%	545	6,000	299	116	415	208	751	0%	0%	Q4 2015	Q3 2019	Q4 2020
Total Development Projects - Joint Venture			814	6,000	378	173	551	276	$670

Land Held for Future Development - Joint Venture
Other Projects	Various	50%			11	-	11	6
Total Development Pipeline - Joint Venture			814	6,000	389	173	562	282

Grand Total - Development Pipeline			1,861	10,700	$898	$333	$1,231	951				-
Essex Cost Incurred to Date - Pro Rata								(704)
Essex Remaining Commitment								$247

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of March 31, 2019.
(4)
For the first quarter of 2019, the Company's cost includes $5.7 million of capitalized interest, $1.3 million of capitalized overhead and $1.0 million of development fees (such development fees reduced G&A expenses).

(5)
Development of Station Park Green - Phases II and III are reflected under Development Projects - Consolidated. Costs incurred for Station Park Green - Phase IV, which consists of 107 apartment homes, are included in Land Held for Future Development - Consolidated.

(6)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Mylo was previously named Gateway Village.
(8)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(9)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - March 31, 2019
(Dollars in thousands)

Region/Project Name	Apartment Homes	Total Incurred To Date	Estimated Remaining Cost	Estimated Total Cost	Project Start Date	NOI Three Months Ended
						2019	2018

Same-Property - Redevelopment Projects (1)
Southern California
Hamptons	215	$20,300	$3,300	$23,600	Q1 2014
Kings Road	196	7,700	4,500	12,200	Q4 2016
The Palms at Laguna Niguel	460	4,500	5,000	9,500	Q4 2016
Northern California
Crow Canyon	400	6,400	1,000	7,400	Q1 2017
Total Same-Property - Redevelopment Projects	1,271	$38,900	$13,800	$52,700		$6,220	$5,999

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$76,000	$11,400	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$76,000	$11,400	$87,400		$2,123	$2,154

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - March 31, 2019 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 '19	Q4 '18	Q3 '18	Q2 '18	Trailing 4 Quarters
Same-property portfolio	$10,798	$14,430	$17,414	$14,737	$57,379
Non-same property portfolio	1,892	1,748	2,453	1,905	7,998
Total revenue generating capital expenditures	$12,690	$16,178	$19,867	$16,642	$65,377

Number of same-property interior renovations completed	683	538	777	804	2,802
Number of total consolidated interior renovations completed	691	580	846	860	2,977

Non-Revenue Generating Capital Expenditures (3)	Q1 '19	Q4 '18	Q3 '18	Q2 '18	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$13,550	$20,863	$17,554	$16,178	$68,145
Average apartment homes in quarter	49,205	49,110	49,172	49,362	49,212
Capital expenditures per apartment homes in the quarter	$275	$425	$357	$328	$1,385

(1)	The Company incurred $0.2 million of capitalized interest, $3.0 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q1 2019.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - March 31, 2019
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended March 31, 2019

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	52%	4,671	$1,393,280	$806,479	$191,205	4.0%	3.7		$21,791
BEXAEW, BEX II, and BEX III	50%	2,496	667,309	368,816	118,982	3.5%	4.0		10,147
CPPIB	54%	2,483	956,750	-	478,440	-	-		14,231
Other	49%	651	212,919	181,370	13,707	3.9%	4.4		4,907
Total Operating and Other Non-Consolidated Joint Ventures		10,301	$3,230,258	$1,356,665	$802,334	3.8%	3.8		$51,076
Pre-Development and Development Non-Consolidated Joint Ventures (1)	50%	814	389,112	176,081	109,696	4.1%	24.9	(2)	-
Total Non-Consolidated Joint Ventures		11,115	$3,619,370	$1,532,746	$912,030	4.1%	26.3		$51,076

Essex Portion of NOI and Expenses
NOI	$26,985
Depreciation	(15,190)
Interest expense and other	(6,810)
Unrealized gain on unconsolidated co-investments	314
Promote income	809
Net income from operating and other co-investments	$6,108

		Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments				$10,068
Income from early redemption of preferred equity investments				100
Preferred Equity Investments (3)	$395,531	10.8%	2.6	$10,168

Total Co-investments	$1,307,561			$16,276

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom, one of the Company's development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(3)	As of March 31, 2019, the Company has invested in 17 preferred equity investments. Additionally, the Company has one unfunded preferred equity investment commitment as of March 31, 2019.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2019 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share ("EPS") to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($'s in thousands, except per share data)	Three Months Ended March 31, 2019 (1)	2019 Full-Year Guidance Range		Comments About Guidance Revisions
		Low End	High End

Total NOI from Consolidated Communities	$255,572	$1,027,300	$1,045,300	Reflects initial guidance range for same-property NOI growth of 2.1% to 3.9%. Includes consolidation of One South Market in March.

Management Fees	2,335	9,000	10,000

Interest Expense
Interest expense, before capitalized interest	(57,274)	(236,900)	(234,900)	Updated to reflect investment activity and the unsecured bond offering in the first quarter 2019
Interest capitalized	5,857	20,700	22,700	Updated for timing of development deliveries and spend
Net interest expense	(51,417)	(216,200)	(212,200)

Recurring Income and Expenses
Interest and other income	7,599	29,700	30,700
FFO from co-investments	30,243	118,300	120,300	Includes actual results through March and investment activity completed through mid-April
General and administrative	(13,459)	(45,200)	(47,300)
Corporate-level property management expenses	(8,153)	(32,100)	(33,100)
Non-controlling interest	(2,706)	(11,500)	(10,500)
Total recurring income and expenses	13,524	59,200	60,100

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(32)	(300)	(900)
Loss on sale of marketable securities	(58)	(58)	(58)
Unrealized gains on marketable securities	4,510	4,510	4,510
Unrealized gain on unconsolidated co-investments	314	314	314
Interest rate hedge ineffectiveness	(181)	(181)	(181)
Gain on early retirement of debt, net	1,336	1,336	1,336
Co-investment promote income	809	809	809
Income from early redemption of preferred equity investments	100	800	800
Insurance reimbursements and legal settlements, net	210	210	210
Total non-core income and expenses	7,008	7,440	6,840

Funds from Operations (2)	$227,022	$886,740	$910,040

Funds from Operations per diluted share	$3.34	$13.01	$13.35

% Change - Funds from Operations	-0.3%	2.0%	4.7%

Core Funds from Operations (excludes non-core items)	$220,014	$879,300	$903,200

Core Funds from Operations per diluted share	$3.23	$12.90	$13.25

% Change - Core Funds from Operations	4.5%	2.6%	5.4%

EPS - Diluted	$1.81	$5.49	$5.83

Weighted average shares outstanding - FFO calculation	68,049	68,150	68,150

(1)	All non-core items are excluded from the YTD actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2019 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2019 Guidance Range (1)
	Three Months Ended March 31, 2019	2nd Quarter 2019		Full-Year 2019
		Low	High	Low	High
EPS - diluted	$1.81	$1.18	$1.28	$5.49	$5.83
Conversion from GAAP share count	(0.06)	(0.04)	(0.04)	(0.19)	(0.19)
Depreciation and amortization	1.99	2.00	2.00	7.98	7.98
Noncontrolling interest related to Operating Partnership units	0.06	0.04	0.04	0.19	0.19
Gain on sale of real estate	-	-	-	-	-
Gain on remeasurement of co-investment	(0.46)	-	-	(0.46)	(0.46)
FFO per share - diluted	$3.34	$3.18	$3.28	$13.01	$13.35
Expensed acquisition and investment related costs	-	-	-	-	0.01
Loss on sale of marketable securities	-	-	-	-	-
Unrealized gains on marketable securities	(0.07)	-	-	(0.07)	(0.07)
Unrealized gain on unconsolidated co-investments	(0.01)	-	-	-	-
Interest rate hedge ineffectiveness	-	-	-	-	-
Gain on early retirement of debt, net	(0.02)	-	-	(0.02)	(0.02)
Co-investment promote income	(0.01)	-	-	(0.01)	(0.01)
Income from early redemption of preferred equity investments	-	(0.01)	(0.01)	(0.01)	(0.01)
Insurance reimbursements and legal settlements, net	-	-	-	-	-
Core FFO per share - diluted	$3.23	$3.17	$3.27	$12.90	$13.25

(1)
2019 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of March 31, 2019
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price	Price per Apartment Home		Average Rent

One South Market(1)	San Jose, CA	312	100%	EPLP	Mar-19	80,550	560	(2)	$3,041
	Q1 2019	312				$80,550	$560

Dispositions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price	Price per Apartment Home

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first quarter of 2019.

(1)
In March 2019, the Company purchased the joint venture partner's 45% membership interest in the One South Market co-investment based on an estimated property valuation of $179.0 million. In conjunction with the acquisition, $86.0 million of mortgage debt that encumbered the property was paid off.

(2)	Price per apartment home excludes value allocated to retail space.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

U.S. Macro Economic Assumptions: 2019 G.D.P. Growth: 2.5%, 2019 Job Growth: 1.3%
2019 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	11,750	6,000	17,750	0.8%	0.5%	55,700	1.2%	2.8%
Orange	3,500	4,500	8,000	0.9%	0.7%	20,350	1.2%	3.0%
San Diego	2,250	4,250	6,500	0.5%	0.5%	24,250	1.6%	3.6%
Ventura	500	750	1,250	0.8%	0.4%	4,450	1.4%	3.2%
So. Cal.	18,000	15,500	33,500	0.7%	0.6%	104,750	1.3%	3.1%

San Francisco	2,500	500	3,000	0.7%	0.4%	19,800	1.7%	3.2%
Oakland	3,500	4,000	7,500	1.0%	0.7%	18,150	1.5%	2.3%
San Jose	2,750	2,500	5,250	1.1%	0.8%	27,550	2.4%	3.6%
No. Cal.	8,750	7,000	15,750	1.0%	0.7%	65,500	2.0%	3.1%

Seattle	9,000	8,000	17,000	1.8%	1.3%	45,900	2.6%	2.9%

Weighted Average (4)	35,750	30,500	66,250	1.0%	0.7%	216,150	1.8%	3.1%

All data are based on Essex Property Trust, Inc. forecasts.

(1)
New Residential Supply: total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates based on an average trailing 12-month single family permits. Multifamily estimates include a new methodological enhancement to reflect the impact of continued construction delays in Essex markets. The delay-adjusted estimates reduce scheduled 2019 units by approximately 8% to reflect the recent cadence of delays in project completions.

(2)	Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3)	Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for full year 2019 vs 2018 (excludes submarkets not targeted by Essex).

(4)	Weighted Average: markets weighted by scheduled rent in the Company's Portfolio.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Slower Pace of Residential Permitting Suggests Gradual Moderation in Supply Deliveries

•	TOTAL RESIDENTIAL PERMITTING IN ESSEX MARKETS ARE DOWN 10% FROM MID-2018 (TTM UNITS AS % OF STOCK)

•	PERMITTING HAS DECLINED IN NINE OF ESSEX’S TEN LARGEST CITIES (1) SINCE MID-2018, INCLUDING LARGE DECLINES IN SEATTLE (-26%) AND SAN DIEGO (-55%)

•
PERMITS IN SAN FRANCISCO ARE UP 9% OVER MID-2018 BUT CONCENTRATED NEAR THE SOMA SUBMARKET, WHERE MORE THAN FIVE MILLION SQUARE FEET OF NEW OFFICE DEVELOPMENT IS IN THE PIPELINE, SUPPORTING WELL OVER 20,000 NEW JOBS

Residential Permits as % of Stock (TTM)(2)
ESS Markets vs U.S.

(1)	The nine cities include Anaheim, Irvine, Long Beach, Los Angeles, Oakland, San Diego, San Jose, Santa Ana and Seattle.
(2)	Trailing twelve months (TTM) includes all residential permits for single-family and multifamily.
Source: U.S. Census Bureau

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre,normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2019
Net income available to common stockholders	$118,858
Adjustments:
Net income attributable to noncontrolling interest	6,647
Interest expense, net (1)	51,598
Depreciation and amortization	120,568
Income tax provision	91
Gain on remeasurement of co-investment communities	(31,535)
Co-investment EBITDAre adjustments	22,000
EBITDAre	288,227

Loss on sale of marketable securities	58
Unrealized gains on marketable securities	(4,510)
Unrealized gain on unconsolidated co-investments	(314)
Insurance reimbursements and legal settlements, net	(210)
Co-investment promote income	(809)
Income from early redemption of preferred equity investments	(100)
Expensed acquisition and investment related costs	32
Gain on early retirement of debt, net	(1,336)
Adjusted EBITDAre	$281,038

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2019
Interest expense	$53,643
Adjustments:
Total return swap income	(2,045)
Interest expense, net	$51,598

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$5,735,801
Total debt from co-investments at pro rata share	785,758
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	24,168
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	3,808
Consolidated cash and cash equivalents-unrestricted	(107,034)
Pro rata co-investment cash and cash equivalents-unrestricted	(33,987)
Marketable securities	(211,030)
Net Indebtedness	$6,197,484

Adjusted EBITDAre, annualized (1)	$1,124,152
Other EBITDAre normalization adjustments, net, annualized (2)	2,805
Adjusted EBITDAre, normalized and annualized	$1,126,957

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

Net Operating Income ("NOI") and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Earnings from operations	$115,695	$110,547
Adjustments:
Corporate-level property management expenses	8,153	7,770
Depreciation and amortization	120,568	119,105
Management and other fees from affiliates	(2,335)	(2,308)
General and administrative	13,459	14,813
Expensed acquisition and investment related costs	32	57
NOI	255,572	249,984
Less: Non-same property NOI	(12,738)	(13,662)
Same-Property NOI	$242,834	$236,322

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated February 11, 2019, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 26, 2019. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2019, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2019 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliation" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q1'19 (1)
NOI	$1,022,288
Adjustments:
NOI from real estate assets sold	-
Other, net (2)	(8,047)
Adjusted Total NOI	1,014,241
Less: Encumbered NOI	(223,004)
Unencumbered NOI	$791,237

Encumbered NOI	$223,004
Unencumbered NOI	791,237
Adjusted Total NOI	$1,014,241

Unencumbered NOI to Adjusted Total NOI	78%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4